UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2011

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	333-168407	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On April 15, 2011, Preferred Apartment Communities, Inc. (the "Company") filed a Current Report on Form 8-K, reporting an event on April 11, 2011, with regard to entering into a Reinstatement and Second Amendment to Purchase and Sale Agreement (the "Purchase Agreement") with Oxford Trail JV, LLC to acquire a fee-simple interest in a 204-unit multifamily apartment community located in Hampton, Virginia ("Oxford Trail Apartments").  The Company hereby amends the Current Report on Form 8-K filed on April 15, 2011, reporting an event on April 11, 2011, to provide the required financial information related to its acquisition of Oxford Trail Apartments.

Item 9.01             Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Independent Auditors' Report	F-1
Statements of Revenues and Certain Operating Expenses for the year ended December 31, 2010, and the three months ended March 31, 2011 (unaudited)	F-2
Notes to Statements of Revenue and Certain Operating Expenses	F-3

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-5
Unaudited Pro Forma Consolidated Balance Sheet dated March 31, 2011	F-6
Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2011	F-7
Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010	F-8
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-9

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders of
Preferred Apartment Communities, Inc.:

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of the “Acquired Property” for the year ended December 31, 2010. This statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K/A), as discussed in Note 2 to the Statement and is not intended to be a complete presentation of the Acquired Property’s revenues and expenses.

In our opinion, the statement of revenues and certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses as described in Note 2 of the Statement for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/  Deloitte & Touche LLP

Atlanta, Georgia
June 23, 2011

ACQUIRED PROPERTY

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2010, AND THE THREE MONTHS ENDED MARCH 31, 2011

	Three
	Months Ended	Year Ended
	March 31, 2011	December 31, 2010
	(Unaudited)

REVENUES:
Net rental income	$654,461	$2,533,083
Other revenue	7,870	28,025

Total revenues	662,331	2,561,108

CERTAIN OPERATING EXPENSES:
Management fees	19,297	76,016
Property operations and maintenance	132,699	597,646
General and administrative	10,786	64,298
Real estate taxes	63,729	278,363

Total certain operating expenses	226,511	1,016,323

REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$435,820	$1,544,785

See notes to statements of revenues and certain operating expenses.

ACQUIRED PROPERTY

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2010, AND THE THREE MONTHS ENDED MARCH 31, 2011

1.	ORGANIZATION AND FORMATION

Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and intends to qualify as a real estate investment trust for U.S. federal income tax purposes, or Real Estate Investment Trust, commencing with the tax year ending December 31, 2011. The Company was formed to acquire multifamily properties in select targeted markets throughout the United States. The Company completed an initial public offering on April 5, 2011. The Company acquired the following real estate project (“Acquired Property”).

•
On April 29, 2011, the Company acquired the assets of Oxford Trail JV, LLC (“Oxford Trail”), a Delaware limited liability company, which was formed on July 5, 2005. Oxford Trail owns a 204-unit multifamily residential development located in Hampton, Virginia.

Oxford Properties, LLC, a related party, was responsible for the construction and development of Oxford Trail. Williams Residential Management, LLC, a related party, is responsible for the property management of the project.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying statements of revenues and certain operating expenses include the rental and property operations of the Acquired Property for the year ended December 31, 2010, and the three months ended March 31, 2011.

The accompanying statements of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission for the acquisition of real estate properties. The statements of revenues and certain operating expenses are not intended to be a complete presentation of the actual operations of the properties for the applicable periods, as certain expenses which may not be comparable to the expenses to be incurred in the proposed future operations of the properties have been excluded. Expenses excluded consist of interest expense on certain loans that will not be assumed by the Company, depreciation, amortization, professional fees, and other expenses not directly related to the proposed future operations of the Acquired Property. The Company is not aware of any material factors relating to the property other than those discussed that would cause the reported financial information not to be indicative of future operating results.

The occupancy for the year ended December 31, 2010 and the three months ended March 31, 2011, for Oxford Trail was 96% and 97%, respectively.

Use of Estimates — The preparation of the statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and certain operating expenses. Actual results could differ from those estimates.

Revenue Recognition — Residential properties are leased under operating leases with terms of generally one year or less. Rental revenues from residential leases, which include periods of free rent and/or scheduled increases in rental rates over the term of the lease, are recognized on a straight-line basis.

Under the terms of residential leases, residents are obliged to reimburse the projects for certain utility usage, principally water and electricity, where the projects are the primary obligor to the local public utility entity. These utility reimbursements from residents are included in revenues in the accompanying statements of revenues and certain operating expenses. The utility reimbursements for the year ended December 31, 2010, and the three months ended March 31, 2011, for Oxford Trail were $45,260 and $10,384, respectively.

Operating Expenses — Operating expenses represent the direct expenses of operating the property and consist primarily of payroll, utilities, repairs and maintenance, insurance, property taxes, and other operating expenses that are expected to continue in the proposed future operations of the property.

Commitments and Contingencies — Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources, are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management’s knowledge is any material litigation currently threatened against the property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

3.	RELATED PARTY TRANSACTIONS

Under the provisions of the Operating Agreement, an affiliate of the Company, Williams Residential Management, LLC, is responsible for the management of the Acquired Property.

The management fee is based on 3% of monthly gross rental income, but never less than $16 per unit. Williams Residential Management, LLC also received payroll reimbursements related to management services. The payroll reimbursements are included in the property operations and maintenance expense in the accompanying statements. In connection with this activity, affiliates earned fees and received expense reimbursements as follows:

	Three
	Months Ended	Year Ended
	March 31, 2011	December 31, 2010
	(Unaudited)

Management fees	$19,297	$76,016
Payroll reimbursements	64,747	266,827

4.	SUBSEQUENT EVENTS

Management has evaluated all events and transactions that occurred after December 31, 2010 through June 23, 2011, the date which the statements were available to be issued, and noted no items requiring adjustment of the statements or additional disclosure.
******

Preferred Apartment Communities, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma consolidated financial statements of Preferred Apartment Communities, Inc. (together with its consolidated subsidiaries, the "Company") as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010 are derived from the financial statements of: (1) the Company and (2) Oxford Rise JV, LLC, Oxford Trail JV, LLC and Oxford Summit Partners, LLC, which own the properties (the "Acquired Properties") being acquired by the Company.  The unaudited pro forma consolidated balance sheet as of March 31, 2011 gives effect to the Company's initial public offering, which occurred on April 5, 2011, the Company's concurrent private placement to Williams Opportunity Fund, LLC ("WOF"), which also occurred on April 5, 2011 and the Company's acquisition of the Acquired Properties, which occurred in April 2011, as if these events had occurred on March 31, 2011.  The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2011 and the year ended December 31, 2010 give effect to the Company's initial public offering, the Company's concurrent private placement to WOF and the Company's acquisition of the Acquired Properties as if these events had occurred on January 1, 2010.  The pro forma adjustments give effect to the following:

•	the Company's acquisition of the Acquired Properties;

•
certain incremental expenses expected to be incurred based on the Company's acquisition of the Acquired Properties and incremental general and administrative expenses to be incurred to operate as a public company; and

•	the initial public offering and the concurrent private placement of the Company and other use of proceeds from the offering.

The Company's pro forma consolidated financial statements are presented for informational purposes only and should be read in conjunction with the historical financial statements and related notes thereto of the Company included in Pre-Effective Amendment No. 8 to the Company's Registration Statement on Form S-11 (File No. 333-168407) and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2011 and the statements of revenues and certain operating expenses specified by Rule 3-14 included elsewhere in this Current Report. The adjustments to the Company's pro forma consolidated financial statements are based on available information and assumptions that the Company considers reasonable.  The Company's pro forma consolidated financial statements do not purport to (1) represent the Company's financial position that would have actually occurred had the offerings or the acquisition of the Acquired Properties occurred on March 31, 2011, (2) represent the results of the Company's operations that would have actually occurred had the offerings or the acquisition of the Acquired Properties occurred on January 1, 2010, or (3) project the Company's financial position or results of operations as of any future date or for any future period, as applicable.

Preferred Apartment Communities, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

March 31, 2011

	PAC	(Pro Forma Adjustments to reflect)
	REIT	Acquired
	Historical	Properties	Other		Pro Forma
	(See Note 1)	(See Note 1)	(See Note 1)		Combined
ASSETS

Cash	$2,538	$(33,207,231)	$43,861,354	E	$10,656,661

Deposits and other assets	44,046	-	(37,300)	D	6,746

Due from related party	7,278	-	-		7,278

Rental Property
Land	-	13,052,000	-	B	13,052,000
Lease intangibles		5,537,071		B	5,537,071
Building and improvements	-	68,260,929	-	B	68,260,929
Total Rental Property	-	86,850,000	-		86,850,000

Deferred offering costs	3,264,520	-	(3,264,520)	A	-

Deferred financing costs	-	578,840	37,300	D	616,140

Total assets	$3,318,382	$54,221,609	$40,596,834		$98,136,825

LIABILITIES and EQUITY

Liabilities:
Accounts payable	$2,064,718	$-	(2,064,718)	E	$-

Accrued expenses	94,743	-	(94,743)	E	-

Mortgage notes payable	-	55,637,000	-	D	55,637,000

Note payable, to related party	465,050	-	(465,050)	E	-

Revolving line of credit, to related party	52,259		(52,259)	E	-

Non-revolving line of credit, to related party	1,240,000		(1,240,000)	E	-

Accrued interest	28,715	-	(28,715)	E	-

Total Liabilities	3,945,485	55,637,000	(3,945,485)		55,637,000

Equity (Deficit):
Stockholder's equity (deficit):

Common Stock, $0.01 par value per share;
400,066,666 shares authorized; 36,666 shares issued and outstanding	366	-	51,074	A	51,440

Additional paid-in capital	571,962	-	44,492,788	A	45,064,750

Accumulated deficit	(1,198,233)	(1,415,391)	(1,543)	C	(2,615,167)
Total stockholder's equity (deficit)	(625,905)	(1,415,391)	44,542,319		42,501,023

Noncontrolling interest	(1,198)	-	-		(1,198)
Total equity (deficit)	(627,103)	(1,415,391)	44,542,319		42,499,825

Total liabilities and stockholder's equity (deficit)	$3,318,382	$54,221,609	$40,596,834		$98,136,825

The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Three Months Ended March 31, 2011

	PAC	(Pro Forma Adjustments to reflect)
	REIT	Acquired
	Historical	Properties	Other		Pro Forma
	(See Note 1)	(See Note 1)	(See Note 1)		Combined
Revenue:
Net rental income	$-	$2,199,640	$-		$2,199,640
Other revenue	-	195,238	-		195,238
Total revenues	-	2,394,878	-		2,394,878

Operating expenses
Management fees	-	71,120	23,707	AA	94,827
Property operations & maintenance	-	489,725	-		489,725
General & administrative	110,308	97,940	169,944	BB	378,192
Real estate taxes	-	188,051	-		188,051
Acquistion costs	219,716	-	(219,716)	II	-
Depreciation	-	-	501,919	CC	501,919
Amortization on lease intangibles	-	-	-	EE	-
Total expenses	330,024	846,836	475,854		1,652,714

Operating income (loss)	(330,024)	1,548,042	(475,854)		742,164

Organization costs	87,300	-	-		87,300
Deferred financing costs	-	-	22,005	DD	22,005
Asset management fee	-	-	124,747	FF	124,747
Interest	15,909	-	499,344	GG	515,253

Net income (loss)	(433,233)	1,548,042	(1,121,950)		(7,141)

Noncontrolling interest	1,199	-	(1,199)		-

Net income (loss) available to common stockholders	$(432,034)	$1,548,042	$(1,123,149)		$(7,141)

Pro Forma loss per share basic and diluted allocable to the Company	$(11.78)			HH	$(0.00)
Pro Forma weighted average outstanding shares basic and diluted	36,666			HH	4,087,361

The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2010

	PAC	(Pro Forma Adjustments to reflect)
	REIT	Acquired
	Historical	Properties	Other		Pro Forma
	(See Note 1)	(See Note 1)	(See Note 1)		Combined
Revenue:
Net rental income	$-	$8,342,703	$-		$8,342,703
Other revenue	-	695,507	-		695,507
Total revenues	-	9,038,210	-		9,038,210

Operating expenses
Management fees	-	270,935	90,312	AA	361,247
Property operations & maintenance	-	2,114,239	-		2,114,239
General & administrative	2,690	484,414	1,089,931	BB	1,577,035
Real estate taxes	-	792,544	-		792,544
Acquistion costs	388,266	-	(388,266)	II	-
Depreciation	-	-	2,007,674	CC	2,007,674
Amortization on lease intangibles	-	-	5,537,071	EE	5,537,071
Total expenses	390,956	3,662,132	8,336,722		12,389,810

Operating income (loss)	(390,956)	5,376,078	(8,336,722)		(3,351,600)

Organization costs	360,179	-	-		360,179
Amortization of deferred financing costs	-	-	88,020	DD	88,020
Asset management fee	-	-	498,989	FF	498,989
Interest	15,084	-	2,025,116	GG	2,040,200

Net income (loss)	(766,219)	5,376,078	(10,948,847)		(6,338,988)

Noncontrolling interest	766	-	(766)		-

Net income (loss) available to holders of common stock	$(765,453)	$5,376,078	$(10,949,613)		$(6,338,988)

Pro Forma loss per share basic and diluted allocable to the Company	$(20.88)			HH	$(1.55)
Pro Forma weighted average outstanding shares basic and diluted	36,666			HH	4,087,361

The accompanying notes are an integral part of this pro forma financial statement.

Preferred Apartment Communities, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. BASIS OF PRESENTATION

        Preferred Apartment Communities, Inc. (the "Company") is a newly formed real estate company, primarily focused on the acquisition, ownership, operation and management of multifamily properties in select targeted markets throughout the United States. Concurrent with the initial public offering, or the IPO and the concurrent private placement to Williams Opportunity Fund, LLC, or WOF, the Company completed the acquisition transactions, pursuant to which it acquired Oxford Rise JV, LLC, the assets of Oxford Trail JV, LLC and Oxford Summit Partners, LLC, or the Acquired Properties.

        The Company was formed as a Maryland corporation on September 18, 2009.  Preferred Apartment Communities Operating Partnership, LP, or the Operating Partnership, the Company's operating partnership, was formed as a Delaware limited partnership on May 19, 2010.

        The Company completed its initial public offering (the "IPO") on April 5, 2011.  The IPO resulted in the sale of 4,500,000 shares of Common Stock at a price per share of $10.00, generating gross proceeds of $45.0 million.   Concurrently with the closing of the IPO, in a separate private placement pursuant to Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), the Company sold 500,000 shares of its Common Stock to WOF at the public offering price of $10.00 per share, for proceeds to the Company of $5.0 million.  In addition, on May 4, 2011, the Company closed the sale of 107,361 shares of its Common Stock at the public offering price of $10.00 per share in connection with the exercise of the over-allotment option granted to its underwriters in the IPO.  The total gross proceeds to the Company from this sale were approximately $1.1 million.  The Company's operations are carried on through its operating partnership. The Company, as the general partner of the operating partnership, owns directly or indirectly, 99.9% of the operating partnership and has control of the operating partnership, as determined under the consolidation rules of U.S. generally accepted accounting principles. Accordingly, the Company consolidates the assets, liabilities and results of operations of the operating partnership.

        The Company is assumed to purchase the Acquired Properties in this pro forma with cash and debt financing.  The cost of the acquisition is allocated to tangible and intangible assets based on fair value.  The fair value of the buildings is estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties. The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the property to the occupancy level of the property at the date of acquisition.

        The attached pro forma consolidated balance sheet and consolidated statement of operations report four columns.  The first column labeled "PAC REIT Historical" represents the financial position and actual results of the PAC REIT as of March 31, 2011 and for the three months ended March 31, 2011 and for the year ended December 31, 2010.  The second column "Acquired Properties" on the balance sheet represents the pro forma adjustments required in order to reflect the balance sheet impact of acquiring the three properties and the related debt financing as if the acquisition occurred on March 31, 2011. The second column "Acquired Properties" on the statement of operations represent the actual revenues and expenses of the three properties during the periods indicated.  The "other" column on the balance sheet and statement of operations represent the pro forma adjustments required to reflect the closing of the offerings, the payoff of the note payable, lines of credit and related accrued interest, the expense adjustments required to reflect the debt financing, depreciation on the properties, amortization of the debt financing and lease intangible costs, additional management fees and the additional expenses incurred by being a public company.

Preferred Apartment Communities, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A)  To reflect sale of 5.1 million shares of common stock for $ 10.00 per share in the offerings:

Gross proceeds from public offering	$45,000,000
Gross proceeds from overallotment	1,073,610
Gross proceeds from private placement to WOF	5,000,000
Less: Underwriters' discount and commissions and other offering costs, incurred after March 31, 2011	(3,265,228)
Net proceeds from offerings	$47,808,382

As of March 31, 2011, the Company had already incurred offering costs totaling $3,264,520.  These costs were reflected as a deferred asset on the Company's balance sheet as of March 31, 2011, and reflected as an adjustment to the pro forma Additional Paid-In Capital as part of the offering transaction.

Reconciliation of the Additional Paid-In Capital Adjustment:

Gross proceeds from offerings	$51,073,610
Less: Amount reflected in Common Stock	(51,074)
Additional Paid-In Capital from Offerings	51,022,536

Less: Offering costs to be paid	(3,265,228)
Offering costs already incurred and paid	(3,264,520)
$44,492,788

(B)
The Acquired Properties were purchased by the Company in April 2011 with cash and debt financing.  The purchase price of the properties acquired from related parties was determined based on two appraisals performed on each property by two independent national appraisal firms.  The average of the two appraisals on each property was used to determine the purchase price allocation.  The allocation of purchase price is based on the Company's best estimates and is subject to change based on the final determination of the fair value of assets acquired.  In, addition, the purchase price is subject to any working capital adjustments that may occur at closing, but these adjustments are not expected to be significant.

Land	$13,052,000
Building and Improvements	68,260,929
Total rental property	81,312,929

Lease Intangibles	5,537,071

Assets acquired	$86,850,000

Preferred Apartment Communities, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET (continued)

(C)
Based on the Company's preliminary estimates, which are subject to change based on the final determination of the acquisition costs related to the properties and the organization costs incurred to form the Company, the following costs have been expensed as part of the property acquisitions and the formation of the Company.

Organization costs, incurred as of March 31, 2011	$447,479
Organization costs, to be paid	1,543
Total organization costs	$449,022

Acquisition costs, incurred as of March 31, 2011	$607,982
Acquisition costs, to be paid	1,415,391
Total acquisition costs	$2,023,373

Organization costs include actual third party costs such as legal and governmental filing fees, along with Company expenses incurred in the formation of the Company.  Organization costs to be paid are factually supported by actual invoices received.

Property acquisition costs include estimated third party costs such as engineering, environmental, legal, title insurance, intangible and stamp taxes, audits, etc. totaling $1,154,873.  In addition, acquisition fees charged by Preferred Apartment Advisors, LLC, or the Manager, of 1% of the estimated purchase price has also been included totaling $868,500.  Third party acquisition costs to be paid are factually supported by actual invoices received.

(D)	Based on the Company's actual debt financing used on the purchase of the Acquired Properties and the related financing costs, the following amounts have been reflected in this pro forma:

Debt financing on Acquired Properties	$55,637,000
Financing costs, to be paid	(578,840)
Net proceeds received on debt financing	$55,058,160

As of March 31, 2011, the Company had already incurred and paid $37,300 in mortgage application fees.  These application fees were reflected as deposits on the Company's balance sheet as of March 31, 2011.  As part of the pro forma adjustments related to the property acquisitions and related financings, the $37,300 was reclassified from a deposit to deferred financing costs.

The debt has a term of 7 years.  One property carries a fixed rate loan at 4.71%.  The other two properties carry floating rate loans that are based on 277 and 280 basis points over one-month LIBOR. The current rate of interest on the floating rate loans is approximately 3.0%.

Preferred Apartment Communities, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET (continued)

(E)  Reconciliation of the cash adjustment:

Other:
Net Proceeds from offerings (See Note (A))	$47,808,382

Less: Note payable, to be paid	(465,050)
Lines of credit, to be paid	(1,292,259)
Accrued interest, to be paid	(28,715)
Organization costs (See Note (C))	(1,543)
Accounts payable, to be paid	(2,064,718)
Accrued expenses, to be paid	(94,743)

$43,861,354

Acquired Properties:
Net Proceeds from debt financing on Acquired Properties	$55,058,160
(See Note (D))

Less: Purchase price of properties	(86,850,000)
(See Note (B))

Property acquisition costs, reduced for amounts already incurred as of March 31, 2011	(1,415,391)
(See Note (C))
$(33,207,231)

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The adjustments to the pro forma consolidated statement of operations (unaudited) for the three months ended March 31, 2011 and the year ended December 31, 2010 are as follows:

(AA)
Effective with the purchase of the three properties by the Company, the property management fee will increase from 3% of monthly gross rental income to 4% of monthly gross rental income.  The pro forma adjustment reflects this additional cost burden on the properties operations.

(BB)
Reflected in the pro forma adjustment is the Company's estimate of the additional general and administrative expenses that will be incurred going forward in order to operate as a public company.  There are three components to the adjustment.  The first component is the estimated annual compensation and related meeting expense fees, resulting from the Company's Board of Directors ("Board").  There will be five independent members of the Board who are entitled to compensation, and total annual costs are estimated at $350,000.  It is assumed that annual compensation and meeting related fees to the Board Members will be in Company common stock.  The common stock issued for the annual compensation, approximately $260,000 or 26,000 shares, will be restricted and will not vest for one year from date of grant.  The common stock issued for meeting related fees, approximately $90,000 or 9,000 shares, will not be restricted and will vest immediately.  For purposes of earnings per share calculations, we are assuming the shares are valued at $10.00 per share at the grant date.  The second pro forma adjustment was calculated based on 2% of the Acquired Properties total revenues for the applicable period.  The 2% is based on the fee agreed to by the Manager, and total annual costs are estimated at $180,764.  The third pro forma adjustment is the estimated miscellaneous general and administrative expenses that will be incurred by the Company.  These estimated costs include professional services (audit, tax, & legal), insurance, printing and other miscellaneous items.  These additional annual expenses are estimated to total $559,167.

Preferred Apartment Communities, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(CC)
Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges that will be incurred by the properties assuming the purchase had occurred effective January 1, 2010.  The pro forma adjustment assumes a straight-line depreciation method using a 34.0 year life, based on a weighted average useful life of the buildings and improvements.  The depreciable basis is the acquisition price of the properties less the value of the land and in-place leases.

(DD)
Reflected in the pro forma adjustment is the Company's estimate of the deferred financing amortization charges that will be incurred by the properties assuming the purchase had occurred effective January 1, 2010.  The pro forma adjustment assumes a straight-line amortization method, which approximates the effective yield method, assuming a 7 year term on the debt financings.

(EE)
Reflected in the pro forma adjustment is the Company's estimate of the amortization charges that will be incurred by the properties assuming the purchase had occurred effective January 1, 2010.  The pro forma adjustment assumes a straight-line amortization method assuming a six month remaining average life of the in-place leases (Lease Intangible).

(FF)
The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs).  In calculating the estimated asset management fee, the Company used the pro forma March 31, 2011 balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Acquired Properties.  Total annual asset management fees are estimated to be $498,989.

(GG)
Reflected in the pro forma adjustment is the Company's estimate of interest expense incurred on the debt financings used to acquire the three properties.  We have used the actual interest rates that were negotiated when the loans closed in April 2011, and estimated a pro forma 1-month LIBOR based on a current three month average.  The interest rates negotiated result in an annual interest amount of $2,025,116.  Also reflected in the pro forma adjustment is the elimination of interest on the Company's existing loans from WOF.  The existing loans from WOF were retired with proceeds from the closing of the Company's IPO and concurrent private placement to WOF, which eliminates any interest expense related to those loans.

Preferred Apartment Communities, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(HH)	Based on the Company's pro forma assumptions related to proceeds from the offerings:

	PAC REIT Historical		Pro Forma
Numerator:
Net loss available to holders of common stock		$(432,034)		$(7,141)

Denominator:
Existing –Common Stock		36,666		36,666
Shares of common stock issued in the offerings (See Note (A))		-		5,107,361
Shares of common stock issued to the Company's Board members as compensation related to periodic meetings (See Note (BB)). (1)		-		9,000
Impact from offering proceeds not used for acquisitions and debt repayments (2)		-		(1,065,666)

Denominator for basic earnings per share		36,666		4,087,361

Denominator for diluted earnings per share		36,666		4,087,361

Loss per share data:
Basic		$(11.78)		$0.00
Diluted	$	N/A	$	N/A

(1) The denominator in computing basic pro forma loss per share should include only those common shares of common stock that have vested.  Those shares that have been granted to the Company's Board members as annual compensation (26,000 shares) have been excluded from the computation of basic loss per share because these shares do not vest until one year after the grant date and will not have vested yet and shares of common stock that have been  granted to the Company's Board members as compensation related to periodic meetings (9,000 shares) have been included in the computation of basic loss per share because these shares vest on the date of grant.  Since the Company's pro forma operations report a loss to common stockholders and the additional 26,000 shares would be antidilutive, these shares have also been excluded from the computation of diluted loss per share.

Preferred Apartment Communities, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Consolidated Financial Statements (continued)

3. ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (continued)

(2) The denominator in computing pro forma loss per share should include only those shares of common stock whose proceeds are being reflected in pro forma adjustments in the statement of operations, such as proceeds used for acquisitions and offering costs.  In the Pro Forma Consolidated Balance Sheet, uses of proceeds from the offerings are as follows:

Property acquisitions, net of financing	$31,791,840
Acquisition costs, to be paid	1,415,391
Debt and accrued interest repayments	1,786,024
Offering costs, to be paid	3,265,228
Organizational costs, to be paid	1,543
Accounts payable, to be paid	2,064,718
Accrued expenses, to be paid	94,743
Total use of proceeds from the offerings	$40,419,487

Total use of proceeds as a percentage of offerings	79.14%

Offering proceeds not used	20.86%

Accordingly, in calculating the denominator for earnings per share, we only included 79.14% of the shares issued in the offerings.

For purposes of this pro forma, the shares of common stock detailed above are assumed to be outstanding effective January 1, 2010.  The pro forma assumes no stock options or grants are issued.

(II)
The acquisition cost adjustment is made to remove the acquisition costs related to the property acquisitions reflected in the historical financial statements since they are direct and incremental costs of the specific acquisitions in these pro forma financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: June 24, 2011	By:	/s/ John A. Williams
John A. Williams
President and Chief Executive Officer